As filed with the Securities and Exchange Commission on October 22, 2013

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ares Multi-Strategy Credit Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-2796427
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles (Address of principal executive offices)	CA 90067 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:  333-187381

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Ares Multi-Strategy Credit Fund, Inc., as included under the caption “Description of Securities” in the prospectus forming part of the registration statement on Form N-2 filed with the Securities and Exchange Commission (the “Comission”) under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-187381), and the Investment Company Act of 1940, as amended (File No. 811-22812), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, the above referenced description included in any prospectus relating to the Registration Statement filed with the Comission pursuant to Rule 497 under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.         Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2013	ARES MULTI-STRATEGY CREDIT FUND, INC.

	By:	/s/ DANIEL HALL
	Name:	Daniel Hall
	Title:	General Counsel, Chief Legal Officer and Secretary